Exhibit 23(g)(2)

                     CUSTODY, ADMINISTRATION AND ACCOUNTING
                               SERVICES AGREEMENT

         This Amendment effective the 21st day of December, 2005 to the Custody, Administration and Accounting Services Agreement effective as of the 1st day of October, 2003 (the "Agreement") by and between Mellon Institutional Funds Investment Trust (the "Trust") and Mellon Bank, N.A. ("Mellon").

         WHEREAS, the Trust and Mellon have entered into the Agreement; and

         WHEREAS, pursuant to Article VI, Section 12d of the Agreement, the Trust and Mellon wish to amend the Agreement to add three Funds to the series, delete one Fund from the series and reflect recent Fund name changes.

         NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3. Capitalized terms not specifically defined herein shall have the same meaning ascribed to them under the Agreement.

4. The Trust and Mellon hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Mellon to this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                           MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                           By:      /s/ BARBARA A. MCCANN
                                    ---------------------
                           Name:    Barbara A. McCann
                           Title:   Vice President and Secretary

                           MELLON BANK, N.A.

                           By:      /s/ CANDICE WALKER
                                    ------------------
                           Name:    Candice Walker
                           Title:   Vice President


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                 APPENDIX A
                LIST OF FUNDS
            (effective 12/21/05)

Mellon Equity Large Cap Growth Fund
Mellon Institutional Market Neutral Fund
Newton International Equity Fund

The Boston Company International Core Equity Fund
The Boston Company International Small Cap Fund
The Boston Company International Small Cap Value Fund
The Boston Company Large Cap Core Fund
The Boston Company Small Cap Growth Fund
The Boston Company Small/Mid Cap Equity Fund (formerly The Boston Company Small
         Capitalization Equity Fund)
The Boston Company Small Cap Value Fund
The Boston Company Tax Sensitive Small Cap Equity Fund
The Boston Company World ex-US Value Fund (formerly The Boston Company
         International Value Opportunities Fund)

Standish Mellon Intermediate Tax Exempt Bond Fund
Standish Mellon International Fixed Income Fund
Standish Mellon International Fixed Income Fund II
Standish Mellon Investment Grade Bond Fund
Standish Mellon Fixed Income Fund
Standish Mellon Global Fixed Income Fund
Standish Mellon High Yield Bond Fund
Standish Mellon Emerging Market Debt Fund (formerly Standish Mellon
         Opportunistic Emerging Market Debt Fund)
Standish Mellon Opportunistic High Yield Fund
Standish Mellon Massachusetts Intermediate Tax Exempt Bond Fund
Standish Mellon Enhanced Yield Fund (formerly Standish Mellon Short-Term Asset
         Reserve Fund)